UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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ICONIX BRAND GROUP, INC.

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Iconix Brand Group Announces Leadership Transition

Peter Cuneo Named Interim Chief Executive Officer Effective Immediately;

John Haugh Resigns as Chief Executive Officer and President

Board Search for Permanent CEO Underway

NEW YORK – June 15, 2018 – Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced that Peter Cuneo, Executive Chairman of the Board of Directors, will serve as Interim CEO, effective immediately. John Haugh has resigned as Chief Executive Officer, President and a member of the Board to pursue other opportunities, also effective immediately.

The Board has retained an executive search firm to assist with the process to identify a permanent CEO.

Drew Cohen, Lead Independent Director of the Iconix Board, said, “The Iconix Board regularly evaluates leadership to ensure that we have the right mix of skills and experience in place to drive growth and value creation for all of our stockholders. Iconix has made steady progress on a range of financial initiatives, including strengthening our balance sheet and addressing near-term debt obligations. As we continue to work diligently to build a platform for sustainable growth that fully capitalizes on the strength of our global brand portfolio, the Board is committed to putting in place a strong leadership team that is able to successfully execute on these goals.

“We are fortunate to have someone of Peter’s caliber, with an extensive track record of revitalizing leading consumer brands and direct experience leading Iconix as Interim CEO from August 2015 to April 2016, to step in as Interim CEO while we identify a permanent successor. We are grateful to John for his service to Iconix during his years as CEO and for the contributions he has made in positioning the Company for the future. We wish him well in his future endeavors,” Mr. Cohen continued.

Mr. Cuneo, said, “I am committed to helping Iconix as Interim CEO at this important time in the Company’s history. We are addressing the challenges facing the Company head on, and are moving forward with focus and a sense of urgency. I look forward to working closely with the Board and management team as we search for a permanent CEO and best position Iconix to deliver growth and stockholder value creation.”

About Peter Cuneo

Peter Cuneo is a recognized leader in business turnarounds. Since 1983, he has completed seven turnarounds of distressed branded businesses in the global media and consumer products sectors. From 1999 to 2009, Peter played a lead role in the turnaround of Marvel Entertainment Inc. (MVL). As President and CEO, he led Marvel, post-bankruptcy, to a prominent position in the entertainment industry. He then served as Vice Chairman of the Board, providing active strategic leadership as Marvel continues to grow into one of the world’s leading entertainment brands. This culminated in its $4.4 billion sale to Disney at the end of 2009. Previously, Peter was President and CEO of Remington Products Company. He joined the company as it was near bankruptcy and, in less than four years, executed a successful turnaround of the business and facilitated its sale to private equity investors. Peter has also served as President of the Security Hardware Group of the Black & Decker Corporation, President of Bristol-Myers Squibb Pharmaceutical Group in Canada and President of the Clairol Personal Care Division. Peter is currently the Managing Principal of Cuneo & Company, LLC, a private investment and management company.

Peter currently sits on the Board of the Foundation for the National Archives in Washington, DC as Co-Head of the Development Committee. Peter served two tours as a Lieutenant in the U.S. Navy in the Vietnam War. He received his MBA from Harvard Business School and holds a Bachelor of Science in Glass Science (Ceramic Engineering) from Alfred University, where he has served on the Board of Trustees since 1990. Peter recently completed six years as Chairman of Alfred’s Board and was awarded an honorary doctorate degree in 2013.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting (the “2018 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2018 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s outstanding shares of common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2018 Proxy Statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders (the “2017 Proxy Statement”), filed with the SEC on September 29, 2017. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2017 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2018 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2018 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.iconixbrand.com/investors/sec-filings/). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Morrow Sodali LLC at 203-658-9400 or toll-free at 800-662-5200.

Investor Contact:

David K. Jones

Executive Vice President and Chief Financial Officer

Iconix Brand Group, Inc.

djones@iconixbrand.com

212-730-0030

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko / Mahmoud Siddig

212-355-4449